Exhibit 10.4

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT, dated as of March 15, 2016 (this “Agreement”), is entered into by and between Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), and [•], a [•] (the “Purchaser”). Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Credit Agreement (as defined below).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Credit Agreement dated as of the date hereof among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner and syndication agent, Stephens Inc., as manager, and Wilmington Trust, N.A., as administrative agent (the “Credit Agreement”), the lenders have agreed to make terms loans in the aggregate principal amount of $350,000,000 to the Company;

WHEREAS, the transactions contemplated by the Credit Agreement are expected to benefit the Company;

WHEREAS, in connection with the transactions contemplated by the Credit Agreement, the Company and AF IV Energy LLC, a Delaware limited liability company, have entered into that certain Warrant and Preferred Stock Purchase Agreement, dated as of March 8, 2016 (the “Purchase Agreement”), pursuant to which the Company has agreed to sell to the Purchaser, among others, (i) a Warrant to Purchase Common Stock (the “Warrant”), which provides the Purchaser the right to purchase shares of the Company’s common stock, $0.10 par value per share (the “Warrant Shares”), and (ii) shares of the Company’s Special Voting Preferred Stock, $0.10 par value per share (the “Special Voting Preferred Stock”), in each case on the terms and conditions of the Purchase Agreement;

WHEREAS, pursuant to that certain Certificate of Designation of the Special Voting Preferred Stock of the Company (the “Certificate”), the holders thereof have the right to elect up to two directors (the “Preferred Directors”) to the board of directors of the Company (the “Board”) until the Board Election Termination Date (as defined in the Certificate); and

WHEREAS, pursuant to Sections 2.2(g) and (h) of the Purchase Agreement, the execution and delivery of this Agreement is a condition precedent to the Closing (as defined therein).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

AGREEMENT

Section 1.                                           Standstill.  During the period commencing on the Availability Date (as such term is defined in the Credit Agreement) and ending on the Standstill Termination Date (as defined below), the Purchaser shall not, and shall cause its Affiliates (as defined in the Warrant and excluding any portfolio companies of the Purchaser) not to, directly or indirectly, engage in any activities or transactions that would constitute a “Change of Control” as defined in the Existing Senior Notes Indenture (as such term is defined in the Credit Agreement) as in effect on the date hereof governing the Existing Senior Notes (as such term is defined in the Credit Agreement).  “Standstill Termination Date” means the earlier of (i) 90 days after the Board Election Termination Date (as defined in the Certificate), (ii) the obligations under the Existing Senior Notes have been paid in full or otherwise refinanced, (iii) the Existing Senior Notes Indenture has been amended so that the Purchaser constitutes a “Permitted Holder” as defined under the Existing Senior Notes Indenture and (iv) 90 days after the date on which all Preferred Directors have resigned or been removed from the Board.

Section 2.                                           Confidential Information.  The Company and the Purchaser acknowledge that the Preferred Directors may from time to time, subject to applicable law (including, without limitation, federal and state securities laws), the policies of the Board and the terms of this Agreement, disclose to the Purchaser information received by the Preferred Directors in their capacities as Preferred Directors for purposes of allowing the Purchaser to monitor its investment in the Company (the “Permitted Purpose”).  The Purchaser agrees not to, and to cause each Preferred Director designated by the Purchaser not to, use such information for any purpose (other than the Permitted Purpose) or disclose any such information to any other Person (as defined in the Certificate); provided, however, that the Purchaser may disclose such information (a) to its Representatives (as defined below) who need to know such information for the Permitted Purpose and are bound by obligations of confidentiality with respect to such information, (b) as required by law, regulation or applicable rule, but only after providing the Company, to the extent reasonably practicable and legally permissible, with prior written notice and (at the Company’s sole expense) an opportunity to limit or eliminate such disclosure, (c) in connection with the exercise (or partial exercise) of the Warrants or transfer (or potential transfer) of its investment in the Company; provided, that as a condition to such disclosure, any Person(s) to whom such information is to be disclosed enters into confidentiality agreement enforceable by, and on terms reasonably acceptable to, the Company, or (d) with the prior written consent of the Company.  As used in this Agreement, “Representatives” means, with respect to Purchaser, its affiliates (other than portfolio companies), directors, officers, employees, financial advisors, attorneys, accountants, agents and representatives.  Nothing in this Section 2 shall be interpreted or construed as modifying or limiting the duties (including fiduciary duties) of the Preferred Directors in their capacities as Preferred Directors.

Section 3.                                           Miscellaneous.

(a)                                           Entire Agreement.  This Agreement, the Purchase Agreement, and the other documents and instruments referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by any party or any of its affiliates set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

(b)                                           Interpretation.  If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this

Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  Any words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(c)                                            Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  Each of the parties hereby irrevocably and unconditionally agrees (A) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (B) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal processes and notify the other parties of the name and address of such agent,  and that, to the fullest extent permitted by applicable law, service made pursuant to (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)                                           Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL

WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)                                            Modifications in Writing.     Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

(f)                                             Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including by electronic means) and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(g)                                            Binding Effect; Assignment; Termination.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party hereto without the prior written consent of each of the other parties.  Section 1 of this Agreement shall terminate on the Standstill Termination Date, except that in any such case the provisions of Section 2 this Section 3 shall survive any termination of this Agreement and except that no party to this Agreement shall be relieved or released from liability for damages arising out of a breach of this Agreement before such termination.

(h)                                           Independent Counsel.  Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Standstill Agreement, effective as of the date first above written.

COMPANY:

CLAYTON WILLIAMS ENERGY, INC.

By:
Name:
Title:

PURCHASER:

[•]

By:
Name:
Title:

[Signature Page to Standstill Agreement]